UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐            Preliminary Proxy Statement

☐            Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐            Definitive Proxy Statement

☒            Definitive Additional Materials

☐            Soliciting Material Under Rule 14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 16, 2012, AOL Inc. commenced mailing of the below letter and proxy card to its shareholders.

May 16, 2012

Dear Fellow Stockholder:

We believe that Jeffrey Smith of Starboard Value has no viable plan for AOL other than to break up the company and liquidate it.  In our view, this would deprive our stockholders of the opportunity to participate in a Company that is primed for growth and instead result in stockholders receiving far less than what AOL is worth.

THE BOARD’S STRATEGY IS WORKING

•         AOL HAS MOMENTUM and posted its third consecutive quarter of better-than-expected earnings results in the first quarter of 2012.

•         AOL INCREASED Adjusted OIBDA guidance from $310 million to approximately $350 million.[1]

•         AOL GREW global advertising revenue year-over-year for the fourth consecutive quarter in the first quarter of 2012.

•         AOL GREW combined AOL Properties Display & Third Party Network revenue 10% year-over-year in the first quarter of 2012.

•         AOL REDUCED Adjusted OIBDA expenses by 7% year-over-year and $6 million sequentially (excluding TAC and a legal settlement) in the first quarter of 2012.

•         AOL PRODUCED substantial progress in moderating the decline in subscribers with the lowest rate of churn in seven years in the first quarter of 2012.

•         AOL EXPANDED its audience in key growth areas of the internet, growing total unique visitors quarter over quarter and video views, mobile users and local unique visitors at double digit rates year-over-year in the first quarter of 2012.

•         AOL GAINED significant traction with Patch growing traffic and advertisers over 40% year-over-year and revenue over 100% year-over-year in the first quarter of 2012.

•         AOL’s STOCK  PRICE HAS INCREASED approximately 170% since August 2011 and Wall Street analysts’ mean share price target for AOL has increased from $17 to $30 per share.

THE BOARD HAS ACTED

•         AOL IS RETURNING all of the proceeds of the approximately $1 billion patent transaction to our stockholders.

•         AOL IS COMMITTING to bring Patch to run-rate profitability by the end of 2013.

•         AOL IS ENGAGED in a thorough and exhaustive process to select two new independent Board members.

•         AOL IS MOVING to segment reporting.

STARBOARD DOESN’T GET IT

We do not believe Jeffrey Smith and his Starboard nominees have demonstrated an understanding of AOL’s basic business model.  They have put forth a series of what we believe to be misleading claims about our supposed standalone “display” business.  We believe they do not appreciate the interrelatedness of our content, advertising and access operations.  We believe they have demonstrated no understanding of the local advertising opportunity, ignoring the impressive revenue growth that Patch has experienced over the last two quarters and its potential for future growth as we continue to implement our strategy in this high-growth area.

______________________________

[1] Guidance excludes expenses related to the proxy contest and the patent sale.

We believe the issue in this proxy fight is simple:  Do you want to hand your investment to Jeffrey Smith – who we believe only plans to liquidate the Company – or do you want to realize the full value of your investment by supporting the AOL Board and its vision for long-term success?  Part of this vision includes the expansion of the Board to include two new independent directors chosen after a thorough and exhaustive process.

We believe Starboard is determined to wage a damaging proxy fight that could sacrifice the Company’s long-term success.  We believe that to maximize the full value of your investment in AOL, you should vote the WHITE proxy card today.  Your Board unanimously recommends that stockholders vote “FOR” the Company’s experienced and highly qualified Director nominees: Tim Armstrong, Richard Dalzell, Karen Dykstra, Alberto Ibargüen, Susan Lyne, Patricia Mitchell, Fredric Reynolds and James Stengel.

Your vote is extremely important, no matter how many or how few shares you own.  Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in AOL by voting the WHITE proxy card.  We urge you to vote today by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.  Please do not return or otherwise vote any proxy card sent to you by Starboard.  If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., which is assisting us in connection with this year’s Annual Meeting, at 800-322-2885.

On behalf of your Board, we thank you for your continued support of AOL as we work to create a lasting business that provides stockholders with exceptional value.

Sincerely,

/s/

Tim Armstrong

Chairman and Chief Executive Officer

ABOUT AOL

AOL Inc. (NYSE: AOL) is a brand company, committed to continuously innovating, growing, and investing in brands and experiences that inform, entertain, and connect the world. The home of a world-class collection of premium brands, AOL creates original content that engages audiences on a local and global scale. We help marketers connect with these audiences through effective and engaging digital advertising solutions.

From time to time, we post information about AOL on our investor relations website (http://ir.aol.com) and our official corporate blog (http://blog.aol.com).

FORWARD-LOOKING STATEMENTS

This letter may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the Securities and Exchange Commission.  In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9) decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of “cyber-warfare” or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.

ADDITIONAL INFORMATION

In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL’s 2012 Annual Meeting of Stockholders.  The proxy statement contains important information about AOL and the 2012 Annual Meeting.  In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders.  In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC.  You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting.  These documents are available free of charge at the SEC’s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com).  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting.  Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

If you have any questions, require assistance in voting your shares, or need additional copies of AOL’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

(212) 929-5500 (call collect)

Or

TOLL-FREE (800) 322-2885

AOL Inc.
c/o MacKenzie Partners
105 Madison Avenue
New York, NY 10016

VOTE BY INTERNET	WWW.CESVOTE.COM
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on June, 13, 2012. Have your Proxy Card available when you access the web site **www.cesvote.com** and follow the simple instructions to record your vote.	

VOTE BY TELEPHONE	1-888-693-8683
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on June 13, 2012. Have your Proxy Card available when you call the **Toll-Free number 1-888-693-8683** and follow the simple instructions to record your vote.	

VOTE BY MAIL
Mark, sign and date your Proxy Card and return it using the **postage-paid envelope** provided or return your proxy card to: AOL Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230 to ensure your proxy is received prior to the Annual Meeting.

Vote by Internet	Vote By Telephone	Vote by Mail
Access the Website and submit your vote: **www.cesvote.com**	Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Sign and return your proxy in the postage-paid envelope provided.

Control Number ➔

↓ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ↓

AOL INC. **WHITE PROXY CARD**

Notice of 2012 Annual Meeting of Stockholders

Proxy Solicited by AOL Inc. Board of Directors for Annual Meeting – June 14, 2012

The undersigned hereby appoints Tim Armstrong and Julie M. Jacobs, and each of them, the true and lawful proxies of the undersigned, with several powers of substitution, to each independently and without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AOL Inc. to be held on June 14, 2012 and at any and all adjournments or postponements thereof, in accordance with the instructions on the reverse side, and in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefor) as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting.

Signature(s)

Signature(s)

Date: ______________________________ , 2012

Please sign exactly as your name appears to the left. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by authorized person.

Please sign and date this proxy where indicated above before mailing.

↓ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE. ↓

AOL INC. **WHITE PROXY CARD**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED BELOW. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND FOR PROPOSALS (2), (3), (4) AND (5).

The Board of Directors recommends a vote FOR all director nominees listed below and FOR Proposals (2), (3), (4) and (5).

1. Election of Directors:

(1) Tim Armstrong (2) Richard Dalzell (3) Karen Dykstra (4) Alberto Ibargüen
(5) Susan Lyne (6) Patricia Mitchell (7) Fredric Reynolds (8) James Stengel

❑ FOR all nominees listed above *(except as marked to the contrary below)*

❑ WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.

____

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

3. To approve, on an advisory basis, AOL Inc.'s executive compensation.

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

4. To approve the Amended and Restated AOL Inc. 2010 Stock Incentive Plan.

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

5. To approve the AOL Inc. 2012 Employee Stock Purchase Plan.

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)